NEWS RELEASE

COEUR REPORTS THIRD QUARTER RESULTS REFLECTING CONTINUED RAMP-UP
AT SAN BARTOLOMÉ: MAJOR PROGRESS CONTINUES AT PALMAREJO

— Growth Strategy Remains On-Track —
— Company Undertakes Initiatives to Strengthen Balance Sheet & Reduce Costs —

HIGHLIGHTS

Operational:

•	25% increase in quarterly silver production to 3.1 million ounces compared to second quarter
•	San Bartolomé plant performance reaching design capacity levels; expected October silver production of nearly 600,000 ounces represents approximately 55% increase over September; operation remains on target for nearly 3.2 million ounces of silver production this year and 9 million ounces in 2009
•	Construction of major Palmarejo silver/gold project in Mexico remains on-budget and on-schedule for March 2009 start-up; expected to become Coeur’s largest silver producer and cash flow generator with 5.1 million ounces of silver production and 67,000 ounces of gold production in its first partial year of production
•	Martha third quarter silver production up 32% and cash costs per ounce down 30% compared to last quarter
•	Rochester mine life extended again, providing substantial additional cash flow through 2014
•	Production temporarily suspended at Cerro Bayo in order to conserve existing reserves and focus on exploration and development of new discoveries and existing veins. Objective is to re-commence production at lower costs and higher production rates in 2010

Financial:

•	Balance sheet bolstered to enable execution of growth strategy: Cash, equivalents and short-term investments now stand at nearly $120 million pro forma from recent financing
•	Company streamlines organization to reduce non-operating costs by $10 million, or approximately 40%, annually
•	Third quarter net loss of $3.6 million and year-to-date net loss of $4.3 million include $6.9 million and $23.3 million of pre-development costs and non-cash mark-to-market adjustments related to metal sales yet to be finalized with smelters, respectively

COEUR D’ALENE, Idaho – October 31, 2008 — Coeur d’Alene Mines Corporation (NYSE:CDE, TSX:CDM, ASX:CXC) today announced sales of metal for the first nine months of 2008 of $147.1 million, down from $155.4 million in the first nine months of 2007. The Company’s net loss of $4.3 million during the first nine months of 2008 includes $23.3 million of pre-development costs and non-cash mark-to-market adjustments related to metal sales yet to be finalized with smelters.

The Company’s cash costs remained competitive during the first nine months of 2008 despite facing inflationary pressures for many key inputs including diesel, labor and power. Cash costs averaged $4.99 per ounce of silver year-to-date, an increase of only $0.55 per ounce over the first nine months of last year.

Silver production during the first nine months of 2008 was nearly 8.0 million ounces, down 4.3% from the first nine months of last year. These lower revenue and production results are primarily due to the transition from mining to processing-only activities at the Company’s Rochester mine in Nevada that took place in August of last year.

The Company posted strong production gains during the third quarter with production of 3.1 million ounces – up 25% from the second quarter and 15% higher than last year’s third quarter. This is largely a reflection of the silver production contribution from the Company’s San Bartolomé mine.

Third quarter metal sales were $39.8 million, down from $50.0 million in the second quarter due to lower silver and gold prices. The Company’s third quarter net loss of $3.6 million includes $6.9 million of pre-development costs and non-cash mark-to-market adjustments related to metal sales yet to be finalized with smelters.

Consolidated cash costs per silver ounce during the third quarter averaged $7.65, which reflected start-up related costs at San Bartolomé during the quarter as it continued to ramp up to full capacity. Costs at San Bartolomé have already declined as the processing facility now reaches full capacity in the current quarter. Also contributing to higher operating costs was the Company’s Cerro Bayo mine in Southern Chile, where the Company has temporarily suspended mining operations in order to preserve the mine’s current mineral reserves and resources while developing an upgraded, low-cost, three-year mine plan that incorporates new mineral reserves from recent discoveries.

Dennis E. Wheeler, Chairman, President and Chief Executive Officer, commented, “Despite the challenging market conditions that are impacting our entire industry, Coeur is successfully executing its growth strategy, which remains focused on its three major assets: San Bartolomé, Palmarejo, and Kensington. The Company bolstered its balance sheet in challenging capital markets to insure it has sufficient capital to achieve its growth plans. Finally, the Company has taken aggressive steps to streamline its organization in order to reduce non-operating expenses by 40% annually.”

Execution of Growth Strategy

•	At San Bartolomé – the world’s largest pure silver mine — production continues to increase each month and the mill is now beginning to reach its design capacity of 4,500 tonnes per day. As the processing plant continues to ramp up, October silver production is expected to increase 55% from September levels to approximately 600,000 ounces. San Bartolomé is still expected to produce approximately 3.2 million ounces this year and 9 million ounces in 2009
•	At Palmarejo – the world’s largest new silver project under construction –development continued on budget and on schedule with production anticipated to begin as planned in the first quarter of 2009. Total capital expenditures for 2008 are expected to be approximately $180 million with approximately $106 million ($89 million of capital expenditures and $17.2 million of pre-development costs) having been spent through the end of September. Highlights of recent progress at site include:
°	Crushing area expected to be completed in first week of December
°	Mechanical work on the SAG and ball mills is well advanced, with shells set into place and motors and gearboxes installed. Mechanical completion is scheduled for December with electrical completion in January 2009.
°	Installation of the generator pads and setting of all the generators is complete. The main transformer has been set.

°	All water supply and tailings dam work is on-schedule for 1st quarter 2009 start-up
°	380 meters remain until breakthrough is achieved between the North and South portals
°	Open pit mining rates continue to average 50,000 tonnes per day
•	Coeur’s exploration program at Palmarejo is focused on geotechnical and infill drilling in the Palmarejo deposit as well as expanding and upgrading the mineral resources at the nearby Guadalupe deposit. 2008 results from the new Guadalupe deposit will be incorporated into existing proven and probable reserves at Palmarejo when the Company reports year-end results.
•	The performance of the new stand-alone mill at Martha led to improved results in the third quarter, with cash costs declining over 30% to $6.73 per ounce and silver production increasing over 32% to 816,495 ounces compared to the second quarter. The Company expects these higher production levels and lower costs to continue throughout the fourth quarter and for Martha to achieve full-year silver production of over 3.0 million ounces.
•	Rochester’s mine life has been extended by three years from 2011 to 2014. The Company now expects an additional 5.4 million ounces of silver to be generated during these three additional years of operation at extremely low costs. During the third quarter, Rochester produced 795,351 ounces of silver and 4,983 ounces of gold at a cash cost of $0.72 per ounce. For the full-year, Coeur anticipates Rochester producing 3.0 million ounces of silver at cash costs below those achieved in the third quarter.
•	Giving effect to the Company’s decision to temporarily suspend mining operations at Cerro Bayo, Coeur expects 2008 production to reach approximately 12.5 million ounces.

Execution of Financial Plan Provides Sufficient Capital to Execute Growth Plan

•	Taking into account the net proceeds from the recently announced sale of $50 million of senior secured floating rate convertible notes, Coeur’s cash, equivalents and short-term investments stood at approximately $120 million as of September 30, 2008. The Company has also sold to the purchaser a warrant to purchase up to an additional $25 million aggregate principal amount of these notes, which is expected to be generated early in the first quarter of 2009.
•	Coeur is also executing a comprehensive, non-dilutive funding plan designed to insure the Company has sufficient financial flexibility to execute its growth plans including:
°	Executing sale/leaseback transactions on certain mining equipment that are expected to generate $20-$25 million of cash proceeds to the Company during the fourth quarter.
°	Expanding lines of credit by Coeur’s Bolivian subsidiary, Empressa Minera Manquiri, in order to fund the mine’s remaining capital expenditures.
•	Coeur expects fourth quarter capital expenditures to be approximately $80 million at Palmarejo and nearly $20 million at San Bartolomé.

Reduction in Operating and Non-Operating Costs

•	Coeur has streamlined its organization in order to reduce companywide costs by $10 million, or approximately 40%, annually.
•	Another example of Coeur’s cash conservation efforts is the 60% reduction in expenses at the Kensington gold project in Alaska as the Company awaits a decision by the Supreme Court in the first half of next year on the previously permitted tailings facility. The workforce was reduced by half and several consulting and third party services were eliminated. Additionally, the Company’s Santiago office staff has been reduced 60% and its LaPaz office was reduced 25%.
•	The Company has placed mining activities at its Cerro Bayo mine on standby, with an immediate focus on expanding and upgrading the mine’s mineral reserves and resources and developing a three-year, sustainable mine plan with lower costs and higher production rates. The Company believes it is in the best interests of the Company’s shareholders to preserve the valuable mineral reserves and resources at Cerro Bayo and not continue selling the silver and gold production at a loss.

°	Ongoing drilling initiatives continue on the Dagny and Fabiola vein systems, and continue to return excellent results at a new vein system – Delia – located approximately 500 meters from the ore processing facilities.
°	Delia is open on strike and at depth with an estimated length of approximately one kilometer, with attractive widths and grades being intercepted in the initial drilling. A recent drill intercept (core hole FCH-353) cut the Delia vein with 3.34 drill meters (2.97m true width) of 12.19 gold g/t and 419 silver g/t.
°	In addition, the Company’s exploration efforts continue to intersect numerous, narrow, very high-grade veins in the nearby Coigues Este area.

About Coeur

Coeur d’Alene Mines Corporation is one of the world’s leading silver companies and also a significant gold producer. The Company produced 11.5 million ounces of silver in 2007. Coeur, which has no silver or gold production hedged, is now producing silver at what is expected to be the world’s largest pure silver mine — San Bartolomé in Bolivia – and is currently constructing another world-leading silver mine – Palmarejo in Mexico. The Company also operates underground mines in southern Chile and Argentina and one surface mine in Nevada; and owns non-operating interests in two low-cost mines in Australia. The Company also owns a major gold project — Kensington in Alaska — and conducts exploration activities in Argentina, Bolivia, Chile, Mexico and Tanzania.  Coeur common shares are traded on the New York Stock Exchange under the symbol CDE, the Toronto Stock Exchange under the symbol CDM, and its CHESS Depositary Interests are traded on the Australian Securities Exchange under symbol CXC.

Investor Contact
Tony Ebersole
Director of Corporate Communications
208-665-0777

Conference Call Information

Coeur will hold a conference call to discuss the Company’s third quarter 2008 results at 12:00 p.m. Eastern time on October 31, 2008. To listen live via telephone, call (866) 853-4681 (US and Canada) or (660) 422-4718 (International). The conference ID number is 67707280. The conference call and presentation will also be webcast on the Company’s web site www.coeur.com.  A replay of the call will be available through November 7, 2008. The replay dial-in numbers are (800) 642-1687 (US and Canada) and (706) 645-9291 (International) and the access code is 67707280. In addition, the call will be archived for a limited time on the company’s web site.

Cautionary Statement

This press release contains forward-looking statements within the meaning of securities legislation in the United States, Canada, and Australia, including statements regarding anticipated operating results. Such statements are subject to numerous assumptions and uncertainties, many of which are outside the control of Coeur. Operating, exploration and financial data, and other statements in this presentation are based on information that Coeur believes is reasonable, but involve significant uncertainties affecting the business of Coeur, including, but not limited to, future gold and silver prices, costs, ore grades, estimation of gold and silver reserves, mining and processing conditions, construction schedules, currency exchange rates, and the completion and/or updating of mining feasibility studies, changes that could result from future acquisitions of new mining properties or businesses, the risks and hazards inherent in the mining business (including environmental hazards, industrial accidents, weather or geologically related conditions), regulatory and permitting matters, risks inherent in the ownership and operation of, or investment in, mining properties or businesses in foreign countries, as well as other uncertainties and risk factors set out in filings made from time to time with the SEC, the Canadian securities regulators, and the Australian Securities Exchange, including, without limitation, Coeur’s reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.

Donald J. Birak, Coeur’s Senior Vice President of Exploration, is the qualified person responsible for the preparation of the scientific and technical information concerning Coeur’s mineral projects in this press release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, please see the Technical Reports for each of Coeur’s properties as filed on SEDAR at www.sedar.com.

Cautionary Note to U.S. Investors – The United States Securities and Exchange Commission permits U.S. mining companies, in their filings with the SEC, to disclose only those mineral deposits that a company can economically and legally extract or produce. We use certain terms in this press release, such as “measured,” “indicated,” and “inferred” “resources,” that are recognized by Canadian and Australian regulations, but that SEC guidelines generally prohibit U.S. registered companies from including in their filings with the SEC.  U.S. investors are urged to consider closely the disclosure in our Form 10-K which may be obtained from us, or from the SEC’s website at http://www.sec.gov/edgar.shtml

The following table presents information by mine and consolidated sales information for the three- and nine-month periods ended September 30, 2008 and 2007:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Rochester
Tons processed	--	911,925	--	4,861,935
Ore grade/Ag oz	--	0.51	--	0.65
Ore grade/Au oz	--	0.00	--	0.01
Recovery/Ag oz (A)	--	244.6%	--	108.9%
Recovery/Au oz (A)	--	465.0%	--	135.3%
Silver production ounces	795,351	1,144,622	2,374,698	3,554,651
Gold production ounces	4,983	12,244	16,895	40,679
Cash cost/oz	$0.72	$0.65	$(0.46)	$2.72
Total cost/oz	$1.47	$2.47	$0.33	$5.51
Cerro Bayo
Tons milled	50,253	105,767	208,837	263,312
Ore grade/Ag oz	5.52	4.28	5.29	4.60
Ore grade/Au oz	0.066	0.076	0.104	0.11
Recovery/Ag oz	91.8%	93.8%	93.4%	94.5%
Recovery/Au oz	89.4%	90.0%	90.3%	92.7%
Silver production ounces	254,638	424,206	1,031,524	1,145,654
Gold production ounces	2,973	7,229	19,695	26,874
Cash cost/oz	$19.89	$15.58	$7.97	$8.45
Total cost/oz	$26.25	$18.92	$14.34	$12.09
Martha Mine
Tons milled	15,940	9,382	38,087	27,246
Ore grade/Ag oz	54.40	60.10	57.35	76.27
Ore grade/Au oz	0.072	0.118	0.072	0.116
Recovery/Ag oz	94.2%	96.5%	95.3%	95.1%
Recovery/Au oz	89.0%	91.7%	91.2%	92.8%
Silver production ounces	816,495	543,803	2,081,573	1,975,927
Gold production ounces	1,028	1,015	2,497	2,939
Cash cost/oz	$6.73	$8.33	$7.57	$6.34
Total cost/oz	$8.27	$9.03	$9.39	$6.83
Endeavor
Tons milled	298,601	280,978	827,755	818,844
Ore grade/Ag oz	1.46	1.27	1.50	1.07
Recovery/Ag oz	51.8%	48.3%	54.9%	52.3%
Silver production ounces	226,180	171,834	683,470	456,552
Cash cost/oz	$2.53	$2.65	$2.49	$2.91
Total cost/oz	$4.94	$3.66	$4.72	$3.90
Broken Hill
Tons milled	496,552	472,531	1,523,719	1,221,918
Ore grade/Ag oz	0.85	1.12	0.97	1.19
Recovery/Ag oz	74.2%	80.4%	73.0%	83.3%
Silver production ounces	312,425	427,254	1,081,254	1,206,595
Cash cost/oz	$3.38	$3.10	$3.60	$3.16
Total cost/oz	$5.15	$4.87	$5.37	$5.05
San Bartolomé (B)
Tons milled	160,678	--	177,756	--
Ore grade/Ag oz	7.54	--	6.82	--
Recovery/Ag oz	58.3%	--	60.1%	--
Silver production ounces	706,538	--	728,394	--
Cash cost/oz	$15.66	--	$15.59	--
Total cost/oz	$18.07	--	$18.01	--
CONSOLIDATED PRODUCTION TOTALS(C)
Silver ounces	3,111,627	2,711,719	7,980,913	8,339,379
Gold ounces	8,984	20,488	39,087	70,492
Cash cost per oz/silver	$7.65	$5.04	$4.99	$4.44
Total cost/oz	$9.70	$6.82	$7.19	$6.57
CONSOLIDATED SALES TOTALS
Silver ounces sold	2,552,038	2,984,932	7,234,943	8,466,845
Gold ounces sold	11,215	22,249	41,145	72,401
Realized price per silver ounce(C)	$14.47	$12.87	$17.17	$13.34
Realized price per gold ounce(C)	$886	$702	$952	$669

(A)	The leach cycle at Rochester requires 5 to 10 years to recover gold and silver contained in the ore. The Company estimates the ultimate recovery to be approximately 61.5% for silver and 93% for gold. However, ultimate recoveries will not be known until leaching operations cease, which is currently estimated for 2014. Current recovery may vary significantly from ultimate recovery. In August 2007, the Company ceased mining and crushing activities and ore reserves were fully mined. See Critical Accounting Policies and Estimates – Ore on Leach Pad.

(B)	San Bartolomé commenced start-up activities on June 27, 2008. Mine statistics do not represent normal operating results. It is expected that the Company will achieve normal operating levels by the end of 2008.

(C)	Units sold at realized metal prices will not match reported metal sales due primarily to the effects on revenues of mark-to-market adjustments on embedded derivatives in the Company’s provisionally priced sales contracts.

“Cash Costs per Ounce” are calculated by dividing the cash costs computed for each of the Company’s mining properties for a specified period by the amount of gold ounces or silver ounces produced by that property during that same period. Management uses cash costs per ounce as a key indicator of the profitability of each of its mining properties. Gold and silver are sold and priced in the world financial markets on a US dollar per ounce basis.

“Cash Costs” are costs directly related to the physical activities of producing silver and gold, and include mining, processing and other plant costs, third-party refining and smelting costs, marketing expense, on-site general and administrative costs, royalties, in-mine drilling expenditures that are related to production and other direct costs. Sales of by-product metals are deducted from the above in computing cash costs. Cash costs exclude depreciation, depletion and amortization, corporate, general and administrative expense, exploration, interest, and pre-feasibility costs and accruals for mine reclamation. Cash costs are calculated and presented using the “Gold Institute Production Cost Standard” applied consistently for all periods presented.

Total cash costs per ounce is a non-GAAP measurement and investors are cautioned not to place undue reliance on it and are urged to read all GAAP accounting disclosures presented in the consolidated financial statements and accompanying footnotes. In addition, see the reconciliation of “cash costs” to production costs set forth below.

The following tables present a reconciliation between non-GAAP cash costs per ounce to GAAP production costs applicable to sales reported in the Statement of Operations:

THREE MONTHS ENDED SEPTEMBER 30, 2008
(In thousands except ounces and per ounce costs)

	Rochester	Cerro Bayo	Martha	Endeavor	Broken Hill	San Bartolomé	Total
Production of Silver (ounces)	795,351	254,638	816,495	226,180	312,425	706,538	3,111,627
Cash Costs per ounce	$0.72	$19.89	$6.73	$2.53	$3.38	$15.66	$7.65

Total Cash Costs	$569	$5,064	$5,491	$573	$1,056	$11,065	$23,818
Add/Subtract:
Third party smelting costs	--	(724)	(1,030)	(344)	(416)	--	(2,514)
By-product credit	4,383	2,624	887	--	--	--	7,894
Other adjustments	48	--	--	--	--	--	48
Change in inventory	6,584	1,566	(1,120)	(43)	5	(5,544)	1,448
Depreciation, depletion and
amortization	550	1,620	1,260	545	553	1,794	6,322

Production costs applicable
to sales	$12,134	$10,150	$5,488	$731	$1,198	$7,315	$37,016

NINE MONTHS ENDED SEPTEMBER 30, 2008
(In thousands except ounces and per ounce costs)

	Rochester	Cerro Bayo	Martha	Endeavor	Broken Hill	San Bartolomé	Total
Production of Silver (ounces)	2,374,698	1,031,524	2,081,573	683,470	1,081,254	728,394	7,980,913
Cash Costs per ounce	$(0.46)	$7.97	$7.57	$2.49	$3.60	$15.59	$4.99

Total Cash Costs	$(1,085)	$8,220	$15,765	$1,703	$3,892	$11,353	$39,898
Add/Subtract:
Third party smelting costs	--	(3,131)	(2,493)	(1,023)	(1,748)	--	(8,395)
By-product credit	15,213	17,984	2,228	--	--	--	35,425
Other adjustments	147	--	471	--	--	--	618
Change in inventory	21,099	1,523	(3,489)	102	12	(5,891)	13,356
Depreciation, depletion and
amortization	1,724	6,571	3,323	1,523	1,914	1,853	16,908

Production costs applicable
to sales	$37,098	$31,167	$15,805	$2,305	$4,070	$7,315	$97,760

THREE MONTHS ENDED SEPTEMBER 30, 2007
(In thousands except ounces and per ounce costs)

	Rochester	Cerro Bayo	Martha	Endeavor	Broken Hill	Total
Production of Silver (ounces)	1,144,622	424,206	543,803	171,834	427,254	2,711,719
Cash Costs per ounce	$0.65	$15.58	$8.33	$2.65	$3.10	$5.04

Total Cash Costs	$739	$6,611	$4,532	$456	$1,325	$13,663
Add/Subtract:
Third party smelting costs	--	(901)	(420)	(294)	(482)	(2,097)
By-product credit	8,332	4,912	692	--	--	13,936
Other adjustments	1,177	--	--	--	--	1,177
Change in inventory	7,572	3,974	(1)	(21)	28	11,552
Depreciation, depletion and
amortization	2,088	1,416	382	174	756	4,816

Production costs applicable to
sales, including depreciation,
depletion and amortization (GAAP)	$19,908	$16,012	$5,185	$315	$1,627	$43,047

NINE MONTHS ENDED SEPTEMBER 30, 2007
(In thousands except ounces and per ounce costs)

	Rochester	Cerro Bayo	Martha	Endeavor	Broken Hill	Total
Production of Silver (ounces)	3,554,651	1,145,654	1,975,927	456,552	1,206,595	8,339,379
Cash Costs per ounce	$2.72	$8.45	$6.34	$2.91	$3.16	$4.44

Total Cash Costs (Non-GAAP)	$9,673	$9,682	$12,531	$1,328	$3,809	$37,023
Add/Subtract:
Third party smelting costs	--	(2,352)	(1,402)	(910)	(1,451)	(6,115)
By-product credit (1)	27,028	17,827	1,962	--	--	46,817
Other adjustments	1,828	--	--	--	--	1,828
Change in inventory	4,296	1,641	517	10	(26)	6,438
Depreciation, depletion and
amortization	9,919	4,165	966	453	2,284	17,787

Production costs applicable to
sales, including depreciation,
depletion and amortization (GAAP)	$52,744	$30,963	$14,574	$881	$4,616	$103,778

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2008	December 31, 2007
ASSETS	(dollars in thousands, except per share, per ounce amounts)
CURRENT ASSETS
Cash and cash equivalents	$55,677	$98,671
Short-term investments	23,301	53,039
Receivables	64,767	56,121
Ore on leach pad	9,345	25,924
Metal and other inventory	31,600	18,918
Deferred tax assets	11,496	3,573
Prepaid expenses and other	11,729	7,821

	207,915	264,067
PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	444,494	322,733
Less accumulated depreciation	(84,973)	(69,937)

	359,521	252,796
MINING PROPERTIES
Operational mining properties	217,944	143,324
Less accumulated depletion	(129,686)	(124,401)

	88,258	18,923
Mineral interests	1,758,226	1,731,715
Less accumulated depletion	(15,165)	(11,639)

	1,743,061	1,720,076
Non-producing and development properties	363,046	311,469

	2,194,365	2,050,468
OTHER ASSETS
Ore on leach pad, non-current portion	22,918	24,995
Restricted assets	24,980	25,760
Receivables, non current	28,395	18,708
Debt issuance costs, net	12,648	4,848
Deferred tax assets	1,386	1,109
Other	7,906	8,943

	98,233	84,363

TOTAL ASSETS	$2,860,034	$2,651,694

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2008	December 31, 2007
	(dollars in thousands, except per share, per ounce amounts)
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Credit facility, current portion of long-term debt and capital lease obligations	7,149	30,831
Accounts payable	$55,501	$49,642
Accrued liabilities and other	15,163	9,072
Accrued income taxes	4,765	7,547
Accrued payroll and related benefits	8,033	9,342
Accrued interest payable	780	1,060
Current portion of reclamation and mine closure	4,766	4,183

	96,157	111,677
LONG-TERM LIABILITIES
3 1/4% Convertible Senior Notes due March 2028	230,000	--
1 1/4% Convertible Senior Notes due January 2024	180,000	180,000
Non-current portion of other long-term debt and capital lease obligations	19,833	23,661
Reclamation and mine closure	29,453	30,629
Deferred income taxes	574,234	573,681
Other long-term liabilities	5,857	4,679

	1,039,377	812,650
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Common Stock, par value $1.00 per share; authorized 750,000,000 shares, issued
551,893,594 shares in 2008 and 551,512,230 shares in 2007.	551,894	551,512
Additional paid-in capital	1,609,633	1,607,737
Accumulated deficit	(423,622)	(419,331)
Shares held in treasury	(13,190)	(13,190)
Accumulated other comprehensive income (loss)	(215)	639

	1,724,500	1,727,367

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,860,034	$2,651,694

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(dollars in thousands, except per share, per ounce amounts)
REVENUES
Sales of metal	$39,763	$52,863	$147,073	$155,388
COSTS AND EXPENSES
Production costs applicable to sales	30,694	38,231	80,852	85,991
Depreciation and depletion	6,621	3,895	18,591	16,669
Administrative and general	4,606	4,706	20,163	16,590
Exploration	5,824	3,268	14,291	8,699
Pre-development	780	--	17,222
Litigation settlement	--	--	--	507

Total costs and expenses	48,525	50,100	151,119	128,456

OPERATING INCOME (LOSS)	(8,762)	2,763	(4,046)	26,932

OTHER INCOME AND EXPENSE
Interest and other income	2,295	3,436	3,803	12,301
Interest expense, net of capitalized interest	(1,003)	(79)	(2,691)	(249)

Total other income and expense	1,292	3,357	1,112	12,052
Income (loss) before income taxes	(7,470)	6,120	(2,934)	38,984
Income tax (provision) benefit	3,836	(2,485)	(1,357)	(9,413)

NET INCOME (LOSS)	(3,634)	3,635	(4,291)	29,571
Other comprehensive income (loss)	(526)	(226)	(854)	290

COMPREHENSIVE INCOME (LOSS)	$(4,160)	$3,409	$(5,145)	$29,861

BASIC AND DILUTED INCOME (LOSS) PER SHARE
Basic	$(0.01)	$0.01	$(0.01)	$0.11
Diluted	$(0.01)	$0.01	$(0.01)	$0.10
Weighted average number of shares of common stock
Basic	550,096	277,800	550,059	277,747
Diluted	550,096	302,336	550,059	302,249

COEUR D’ALENE MINES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
	(dollars in thousands, except per share, per ounce amounts)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(3,634)	$3,635	$(4,291)	$29,571
Add (deduct) non-cash items:
Depreciation and depletion	6,621	3,895	18,591	16,669
Deferred taxes	(3,894)	(469)	(7,795)	806
Unrealized loss (income) on embedded derivative, net	5,115	(983)	8,639	107
Share based compensation	356	910	2,244	2,516
Other	297	162	792	(71)
Changes in Operating Assets and Liabilities:
Receivables and other assets	2,393	(22,536)	(23,825)	(19,911)
Inventories	(685)	10,773	5,974	5,328
Accounts payable and accrued liabilities	(5,381)	(936)	(9,366)	(6,354)

CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	1,188	(5,549)	(9,037)	28,661
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(87,727)	(57,325)	(256,362)	(157,029)
Purchases of short-term investments	(58,973)	(26,455)	(304,596)	(77,034)
Proceeds from sales of short-term investments	124,894	24,130	334,604	106,392
Other	49	(97)	11	330

CASH USED IN INVESTING ACTIVITIES	(21,757)	(59,747)	(226,343)	(127,341)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes	--	--	230,000	--
Repayment of credit facility, long-term debt and capital leases	(22,389)	(370)	(30,213)	(1,148)
Proceeds from short-term borrowings	500	--	1,194	--
Payment of debt issuance costs	293	--	(8,258)	--
Common stock repurchased	--	(102)	(372)	(379)
Other	--	26	35	25

CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(21,596)	(446)	192,386	(1,502)
DECREASE IN CASH AND CASH EQUIVALENTS	(42,165)	(65,742)	(42,994)	(100,182)
Cash and cash equivalents at beginning of period	97,842	236,232	98,671	270,672

Cash and cash equivalents at end of period	$55,677	$170,490	$55,677	$170,490